EXHIBIT 99.1

Sacramento, CA - April 21, 2004 - American River Holdings (Nasdaq: AMRB) reported net income for the first quarter of 2004 of $1,160,000 ($0.27 diluted earnings per share), up 10.6% from $1,049,000 ($0.25 diluted earnings per share) for the first quarter of 2003. This represents an 8.0% increase in diluted earnings per share. The return on average equity for the first quarter of 2004 was 12.96%, and the return on average assets was 1.17%, compared to 13.29% and 1.24%, respectively, in the first quarter of 2003. The efficiency ratio for the first quarter of 2004 was 56.15% compared to 57.52% in the first quarter of 2003.

Net interest income increased $365,000 (9.0%) from $4,057,000 during the first quarter of 2003 to $4,422,000 in the first quarter of 2003. The interest margin for the first quarter of 2004 was 4.94% compared to 5.25% during the first quarter of 2004. The 4.94% was however, an increase from the 4.83% reported in the fourth quarter of 2003. Total noninterest income decreased $97,000 (18.4%) from $526,000 during the first quarter of 2003 to $429,000 during the first quarter of 2004. Much of this decrease can be attributed to the Company's leasing division, first source capital, brokering the majority of its leases to American River Bank. The leases are recorded on the books of the Company as opposed to receiving fee income for brokering to outside funding sources. Total noninterest expense increased $90,000 (3.4%) from $2,659,000 in the first quarter of 2003 to $2,749,000 in the first quarter of 2004, mainly due to cost associated with opening a new branch, professional fees related to SEC compliance, and technology related expenses.

Total assets at March 31, 2004 topped the $400 million mark for the first time, ending the quarter at $404,897,000. This was up $47,370,000 (13.2%) from the $357,527,000 reported at March 31, 2003. Net loans and leases grew $21,914,000 (8.8%) from $250,111,000 at March 31, 2003 to $272,025,000 at March 31, 2004.
The source of the increase was centered in real estate-construction and land development, commercial loans and lease financing. Real estate-construction and land development was up $15,266,000 (44.7%) from $34,156,000 to $49,422,000 at
March 31, 2004. Commercial loans increased $5,001,000 (9.8%) from $52,248,000 at March 31, 2003 to $57,249,000 at March 31, 2004. Lease financing increased $3,191,000 (41.9%) from $7,621,000 at March 31, 2003 to $10,812,000 at March 31,
2004. These increases were offset by decreases in real estate-commercial, agriculture and consumer loans.

Deposits increased $49,606,000 (17.5%) from $282,671,000 at March 31, 2003 to
$332,277,000 at March 31, 2004. The increase is further broken down due to an 18.2% increase in interest checking, money market, and savings accounts and a 26.5% increase in noninterest bearing deposits. Interest checking, money market, and savings accounts increased from $129,738,000 to $158,660,000 at March 31, 2004. Noninterest bearing deposits increased from $80,648,000 to $102,047,000 at March 31, 2004. A contributing factor to the increase in deposits has been the successful opening of our newest full service banking facility in Downtown Sacramento. The office was opened late in the first quarter of 2004 and by March 31, 2004 had reached deposits totaling over $19,000,000.

Non-performing loans and leases were 0.04% of the total loans and leases at March 31, 2004. The Company had 0.07% net charge offs to average loans and leases for the first quarter compared to a net loan recovery in the first quarter 2003 of .08% of average loans and leases. The allowance for loan and lease losses was $4,098,000 or 1.48% of loans and leases outstanding as of March 31, 2004.

American River Bank's Sacramento Offices increased deposits and loans for the first quarter of March 31, 2004. Deposits increased to $267,811,000 up 19.7% from the $223,703,000 recorded at the end of the first quarter in 2003. Loans increased to $203,739,000 (7.5%) from the $189,565,000 recorded at March 31, 2003.

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

North Coast Bank, American River Bank's Sonoma County Offices also had an increase in deposits and loans. Deposits increased by 9.5% to $64,986,000 at March 31, 2004 from the $59,335,000 recorded at March 31, 2003. Loans increased to $68,286,000 up 13.0% from the $60,456,000 recorded at March 31, 2003.

American River Holdings is a financial services company and the parent company of American River Bank, a community business bank that operates a family of financial service providers. These providers include: American River Bank, with offices in Sacramento and Placer Counties; North Coast Bank, with offices in Sonoma County and first source capital, a lease financing company based in Sacramento.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2003.

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

AMERICAN RIVER HOLDINGS                                      FINANACIAL SUMMARY

CONSOLIDATED BALANCE SHEET                                               (unaudited)

                                                                  March 31        March 31
               ASSETS                                               2004            2003
                                                                ----------------------------
Cash and due from banks                                         $ 27,783,000    $ 22,410,000
Federal funds sold                                                        --              --
Interest-bearing deposits in banks                                 4,848,000       5,343,000
Investment securities                                             91,150,000      73,103,000
Loans and leases, net                                            272,025,000     250,111,000
Bank premises and equipment                                        1,602,000       1,584,000
Accounts receivable servicing receivable, net                      1,714,000       1,346,000
Accrued interest and other assets                                  5,775,000       3,630,000
                                                                ----------------------------
                                                                $404,897,000    $357,527,000
                                                                ============================
   LIABILITIES & EQUITY

Noninterest bearing deposits                                    $102,047,000    $ 80,648,000
Interest checking, money market & savings                        158,663,000     129,738,000
Time deposits                                                     71,567,000      72,285,000
                                                                ----------------------------
   Total deposits                                                332,277,000     282,671,000
                                                                ----------------------------
Short-term borrowings                                             30,800,000      38,100,000
Long-term debt                                                     1,929,000       1,980,000
Accrued interest and other liabilities                             3,284,000       1,887,000
                                                                ----------------------------
   Total liabilities                                             368,290,000     324,638,000

Total equity                                                      36,607,000      32,889,000
                                                                ----------------------------
                                                                $404,897,000    $357,527,000
                                                                ============================

Nonperforming loans and leases to total loans and leases               0.04%           0.03%
Net chargeoffs to average loans and leases                             0.07%          -0.08%
Allowance for loan and lease losses to total loans and leases          1.48%           1.35%


   CONSOLIDATED STATEMENT OF INCOME
             (UNAUDITED)                                     FIRST         FIRST
                                                           QUARTER        QUARTER     PERCENT
                                                             2004          2003       CHANGE
Interest income                                           $5,113,000    $4,810,000     6.30%
                                                          ----------------------------------
Interest expense                                             691,000       753,000    -8.23%
                                                          ----------------------------------
Net interest income                                        4,422,000     4,057,000     9.00%
Provision for loan and lease losses                          198,000       189,000     4.76%
Total noninterest income                                     429,000       526,000   -18.44%
Total noninterest expense                                  2,749,000     2,659,000     3.38%
                                                          ----------------------------------
Income before taxes                                        1,904,000     1,735,000     9.74%
Income taxes                                                 744,000       686,000     8.45%
                                                          ----------------------------------
Net income                                                $1,160,000    $1,049,000    10.58%
                                                          ==================================

Basic earnings per share                                  $     0.28    $     0.27
Diluted earnings per share                                      0.27          0.25
Trailing 12-month diluted earnings per share                    1.12
--------------------------------------------------------------------------------------------
Operating Ratios:
   Return on average assets                                    1.17%         1.24%
   Return on average equity                                   12.96%        13.29%
   Efficiency ratio (fully taxable equivalent)                56.15%        57.52%
-------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

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

CONSOLIDATED STATEMENT OF INCOME
Trailing Four Quarters

(Unaudited)                                         FIRST             FOURTH         THIRD          SECOND
                                                   QUARTER            QUARTER       QUARTER         QUARTER
                                                     2004              2003          2003            2003
                                               --------------------------------------------------------------
Interest income                                  $5,113,000        $4,943,000     $4,953,000      $5,062,000

Interest expense                                    691,000           699,000        687,000         763,000
                                               --------------------------------------------------------------

Net interest income                               4,422,000         4,244,000      4,266,000       4,299,000

Provision for loan and lease losses                 198,000           282,000        252,000         223,000

Total noninterest income                            429,000           517,000        645,000         565,000

Total noninterest expense                         2,749,000         2,670,000      2,587,000       2,456,000
                                               --------------------------------------------------------------

Income before taxes                               1,904,000         1,809,000      2,072,000       2,185,000

Income taxes                                        744,000           680,000        812,000         882,000
                                               --------------------------------------------------------------

Net income                                       $1,160,000        $1,129,000     $1,260,000      $1,303,000
                                               ==============================================================

\
Basic earnings per share                         $     0.28        $     0.28     $     0.32      $     0.33

Diluted earnings per share                             0.27              0.26           0.29            0.30

Net interest margin as a percentage                    4.94%             4.83%          5.11%           5.28%
-------------------------------------------------------------------------------------------------------------
Quarterly Operating Ratios:

   Return on average assets                            1.17%             1.16%          1.37%           1.46%

   Return on average equity                           12.96%            12.88%         14.84%          15.69%

   Efficiency ratio (fully taxable equivalent)        56.15%            55.54%         52.23%          50.07%
-------------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

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